SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

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                                   F O R M 8-K


                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported): December 23, 2004



                         Morton's Restaurant Group, Inc.
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             (Exact name of registrant as specified in its charter)



                                    Delaware
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                 (State or other jurisdiction of incorporation)



           1-12692                               13-3490149
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   (Commission File Number)           (IRS Employer Identification No.)


                       3333 New Hyde Park Road, Suite 210,
                          New Hyde Park, New York 11042
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              (Address of principal executive offices and zip code)


                                 (516) 627-1515
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              (Registrant's telephone number, including area code)


                                       N/A
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          (Former name or former address, if changed since last report)

Item 1.01.  Entry Into A Material Definitive Agreement

          On December 23, 2004, Morton's Restaurant Group, Inc. (the "Company") entered into a Settlement Agreement and General Release (the "Agreement") with St. Paul Fire and Marine Insurance Company ("St. Paul") pursuant to which the Company has agreed to settle its claims against St. Paul for losses sustained in connection with the September 11, 2001 attacks involving business and property located at 90 West Street, New York, New York.

         The terms of the Agreement include payment to the Company of $4,254,388 and a mutual release and discharge with respect to the insurance contract between the Company and St. Paul for the property located at 90 West Street, New York, New York. A copy of the Agreement is attached hereto as Exhibit 10.1 and is incorporated herein by reference.


Item 9.01  Financial Statements and Exhibits

         (a) Financial statements of businesses acquired

             Not applicable.

         (b) Pro forma financial information

             Not applicable.

         (c) Exhibits

             Exhibit 10.1 Settlement Agreement and General Release by and between Morton's Restaurant Group, Inc. and St. Paul Fire and Marine Insurance Company.

                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                                   Morton's Restaurant Group, Inc.



Date:  December 28, 2004                  /s/ Thomas J. Baldwin
                                        --------------------------------
                                        Thomas J. Baldwin
                                        Executive Vice President and
                                        Chief Financial Officer